UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

Organon & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40235	46-4838035

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30 Hudson Street, Floor 33, Jersey City, NJ		07302

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(551) 430-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OGN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On June 29, 2021, Organon & Co. (the “Company”) issued a press release recommending that our stockholders not tender their shares in response to an unsolicited mini-tender offer by TRC Capital Investment Corporation to purchase up to 3,000,000 shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”), representing approximately 1.18% of the outstanding shares of Company Common Stock. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This information, including Exhibit 99.1, will not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and it will not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Organon & Co., dated June 29, 2021.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Organon & Co.

By:	/s/ Matthew Walsh
	Name:	Matthew Walsh
	Title:	Chief Financial Officer

Dated: June 29, 2021